INSPIREMD, INC.

STOCK AWARD AGREEMENT

1.           Grant of Stock Award.  Pursuant to this stock award agreement (this “Agreement”), InspireMD, Inc., a Delaware corporation (the “Company”), hereby grants to

       Sol J. Barer Ph.D
(the “Grantee”)

an award of two million nine hundred thousand (2,900,000) shares (the “Awarded Shares”) of common stock of the Company, par value $0.0001 per share (“Common Stock”).  The “Date of Grant” of this award is November 16, 2011.

2.           Delivery of Certificates; Registration of Shares.  The Company shall deliver certificates for the Awarded Shares to the Grantee or shall register the Awarded Shares in the Grantee’s name, as soon as reasonably practicable following the execution of this Agreement.

3.           Legend.  The following legend shall be inserted on a certificate evidencing the Award Shares if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

4.           Rights of a Stockholder.  The Grantee shall have, with respect to the Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon.

5.           Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of the Awarded Shares, then the Company shall adjust the number of Awarded Shares so that the fair value of the Awarded Shares immediately after the transaction or event is equal to the fair value of the Awarded Shares immediately prior to the transaction or event.  Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

6.           Voting.  The Grantee, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares; provided, however, that this Section shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

7.           Specific Performance.  The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance.  The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

8.           Grantee’s Representations.  Notwithstanding any of the provisions hereof, the Grantee hereby agrees that he will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Grantee hereunder, if the issuance of such shares shall constitute a violation by the Grantee or the Company of any provision of any law or regulation of any governmental authority.  Any determination in this connection by the Company shall be final, binding, and conclusive.  The rights and obligations of the Company and the rights and obligations of the Grantee are subject to all applicable laws, rules, and regulations.

9.           Investment Representation.  Notwithstanding anything herein to the contrary, the Grantee hereby represents and warrants to the Company, that:

(a)           The Grantee acknowledges that the Awarded Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Company’s reliance on an exemption from the Securities Act depends, in part, upon the truth and accuracy of the Grantee’s representations set forth herein.

(b)           The Grantee is acquiring the Awarded Shares for his own account, for investment purposes only, and not with a view to the distribution, resale or other disposition not in compliance with the Securities Act and applicable state securities laws.

(c)           The Grantee is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

(d)           The decision of the Grantee to acquire the Awarded Shares for investment has been based solely upon the evaluation made by the Grantee.

(e)           The Grantee recognizes and understands that the Awarded Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement or an available exemption, he must hold such Awarded Shares indefinitely.   The Grantee further acknowledges that Rule 144 promulgated under the Securities Act may not be applicable to the Awarded Shares and understands that the Company will not be obligated to make the filings and reports, or make publicly available the information, which is a condition to the availability of Rule 144.  The Grantee further recognizes that the Company is under no obligation to register the Awarded Shares or to comply with any exemption from such registration.  The Grantee understand that the certificates representing the Awarded Shares may carry one or more legends incorporating such restrictions.

(f)           The Grantee acknowledges that he is a sophisticated investor, having such knowledge and experience in financial and business matters as to be capable of making an informed investment decision with respect to the acquisition of the Awarded Shares and that he has the financial wherewithal to absorb the loss of any investment in the Awarded Shares.

(g)           The Grantee acknowledges receipt of all information he considers necessary or appropriate for deciding and evaluating the merits and risks of my acquiring and holding the Awarded Shares.  The Grantee acknowledge that he has had an opportunity to ask questions and to receive answers from the Company regarding the Awarded Shares and the business properties, prospects and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to him or to which he had access.

(h)           The Grantee acknowledges that applicable securities laws provide restrictions on the ability of stockholders to sell, transfer, assign, mortgage, hypothecate, or otherwise encumber their Awarded Shares and places certain other restrictions on the Grantee; and

Unless the Awarded Shares are issued to the Grantee in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Awarded Shares shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Grantee obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

10.           Grantee’s Acknowledgments.  The Grantee hereby accepts this award subject to all the terms and provisions of this Agreement.  The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Company upon any questions arising under this Agreement.

11.           Law Governing.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

12.           Legal Construction.  In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

13.           Covenants and Agreements as Independent Agreements.  Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement.  The existence of any claim or cause of action of the Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

14.           Entire Agreement.  This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.

15.           Parties Bound.  The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

16.           Modification.  No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.

17.           Headings.  The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

18.           Gender and Number.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

19.           Notice.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Grantee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.           Notice to the Company shall be addressed and delivered as follows:

InspireMD, Inc.
3 Menorat Hamaor St.
Tel Aviv, Israel 67448
Attn:  Craig Shore
Facsimile:  972-3-691-7692

b.           Notice to the Grantee shall be addressed and delivered as set forth on the signature page.

20.           Tax Requirements.  The Grantee is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement.  The Company or, if applicable, any subsidiary (for purposes of this Section 20, the term “Company” shall be deemed to include any applicable subsidiary), shall have the right to deduct from all amounts paid in cash or other form, any federal, state, local, or other taxes required by law to be withheld in connection with this Agreement.  The Company may, in its sole discretion, also require the Grantee to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Grantee’s income arising with respect to this Agreement.  Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing the Awarded Shares.  Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Grantee to the Company of shares of Common Stock, other than (A) restricted stock, or (B) Common Stock that the Grantee has acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered pursuant to this Award, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii).  The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Grantee.

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Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY: InspireMD, Inc.

By:	/s/ Craig Shore
Name: Craig Shore Title: Chief Financial Officer

GRANTEE:

/s/ Sol J. Barer

Name:	Sol J. Barer, Ph.D. Address: